Discussion and Reconciliation of Non-GAAP Measures

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	First Quarter
	March 31, 2021				March 31, 2020
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$14,048	$—	$(12,079)	$1,969	$13,968	$—	$(12,019)	$1,949
Wireline service	—	5,872	—	5,872	—	6,091	—	6,091
Wireless equipment	4,986	—	(4,196)	790	3,434	—	(2,724)	710
Wireline equipment	—	174	—	174	—	175	—	175
Total Operating Revenues	19,034	6,046	(16,275)	8,805	17,402	6,266	(14,743)	8,925

Operating Expenses
Operations and support	11,018	3,710	(9,179)	5,549	9,569	3,887	(7,810)	5,646
EBITDA	8,016	2,336	(7,096)	3,256	7,833	2,379	(6,933)	3,279
Depreciation and amortization	2,014	1,278	(1,678)	1,614	2,045	1,286	(1,722)	1,609
Total Operating Expenses	13,032	4,988	(10,857)	7,163	11,614	5,173	(9,532)	7,255
Operating Income	6,002	1,058	(5,418)	1,642	5,788	1,093	(5,211)	1,670
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$6,002	$1,058	$(5,418)	$1,642	$5,788	$1,093	$(5,211)	$1,670
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.